Exhibit 1 (g)


                            CERTIFICATE OF AMENDMENT

                                       OF

                              CERTIFICATE OF TRUST

                                       OF

                            INDEX MASTER SERIES TRUST

         INDEX MASTER SERIES TRUST, a business trust organized and existing under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.), does hereby certify that:

         1. Name of Trust. The name of the business trust (hereinafter called the "Trust") is changed to QUANTITATIVE MASTER SERIES TRUST.

         2. Effective Date. This Certificate of Amendment shall be effective on December 21, 1999.

         IN WITNESS WHEREOF, the undersigned, being a trustee of the Trust, has executed this Certificate of Amendment on December 21, 1999.



                                              /s/ Terry K. Glenn
                                              ----------------------------------
                                              Terry K. Glenn, Trustee, as
                                              Trustee and not individually